UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2008 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 27, 2008, at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders of Charles and Colvard, Ltd. (the “Company”) approved the adoption of the 2008 Stock Incentive Plan (the “2008 Plan”) to provide for the grant of equity-based awards to selected employees, directors and independent contractors of the Company. The Board of Directors of the Company (the “Board”) previously approved adoption of the 2008 Plan, subject to shareholder approval of the 2008 Plan at the Annual Meeting. The 2008 Plan became effective immediately upon shareholder approval. Awards may be granted on and after the effective date, but not after May 26, 2018. A summary of the principal provisions of the 2008 Plan, followed by a summary of the forms of award agreements adopted pursuant to the 2008 Plan, are set forth below.

Purpose

The purpose of the 2008 Plan is to enable the Company to encourage and enable selected employees, directors and other service providers of the Company to acquire or to increase their holdings of common stock and other equity-based interests in the Company, and to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the Company’s efficiency, soundness, profitability, growth and shareholder value. The 2008 Plan replaces the 1997 Omnibus Stock Incentive Plan, as amended (the “1997 Plan”), which expired (with respect to future grants) on September 30, 2007.

Awards

The 2008 Plan authorizes the grant of awards to selected employees, directors and independent contractors of the Company, including: (i) stock options in the form of incentive stock options and nonqualified stock options; (ii) stock appreciation rights (“SARs”) in the form of related SARs and freestanding SARs; (iii) restricted awards in the form of restricted stock awards and restricted stock units; (iv) performance awards in the form of performance shares and performance units; (v) phantom stock awards; (vi) dividend equivalent awards; and (vii) any other awards which may be granted under the 2008 Plan.

Administration

The 2008 Plan will be administered by the Board or, upon its delegation, by the Compensation Committee (the “Committee”) of the Board. Subject to the terms of the 2008 Plan, the Board or Committee (collectively, the “Administrator”) has authority to take any action with respect to the 2008 Plan and make determinations deemed necessary or advisable for administering the 2008 Plan. Without limiting the foregoing, the Administrator also has discretion to accelerate the date that any award may become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award and to modify or extend the terms for exercise, vesting or earning of an award.

Shares of Stock Subject to the 2008 Plan and Award Limitations

The aggregate number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2008 Plan shall not exceed the sum of 3,000,000 shares plus any shares of common stock subject to an award granted under the 1997 Plan or any other stock incentive plan maintained by the Company prior to the 2008 Plan (each, a “Prior Plan”), if the award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award, or shares subject to an award granted under a Prior Plan which shares are forfeited to, or repurchased or reacquired by, the Company. Of the amount described in the preceding sentence, no more than 3,000,000 shares may be issued under the 2008 Plan pursuant to the grant of incentive stock options. In addition, under the 2008 Plan, in any calendar year, no participant may be granted: (i) stock options and SARs that are not related to an option for more than 500,000 shares of common stock or (ii) awards for more than 500,000 shares of common stock. Furthermore, no participant may be paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year. The following will not apply to the overall share limitations set forth above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards; (ii) awards which are settled in cash; (iii) any shares subject to an award under the 2008 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of the shares or any shares subject to an award which shares are forfeited to, or repurchased or reacquired by, the Company and (iv) any shares surrendered by a participant or withheld by the Company to pay the option or purchase price for an award or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award. The number of shares reserved for issuance under the 2008 Plan, the award limitations described above and the terms of awards shall be adjusted appropriately in the event of an adjustment in the capital structure of the Company or an affiliate (due to a merger, stock split, stock dividend or similar event).

Amendment and Termination

The 2008 Plan may be amended, altered, suspended or terminated at any time by the Board, subject to the following: (i) shareholder approval is required of any 2008 Plan amendment if such approval is required by applicable law, rule or regulation and (ii) except for anti-dilution adjustments, the option price for any outstanding option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the 2008 Plan be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action. The Administrator may amend, alter, suspend or terminate any award granted under the 2008 Plan, although, generally, no such action may be taken without a participant’s consent if his rights with respect to the award would be materially adversely affected. The Administrator may, however, unilaterally cause any award to be canceled in consideration of an alternative award or cash payment of an equivalent cash value (as determined by the Administrator) made to the holder of such canceled award, provided that shareholder approval is required if such action would constitute a repricing. The Administrator also may impose forfeiture, recoupment or similar restrictions upon awards or shares issued or cash paid or payable pursuant to awards.

The foregoing description of the 2008 Plan does not constitute a complete summary, and is qualified entirely by reference to the full text of the 2008 Plan, which is incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 2008.

Summary of Form of Restricted Stock Award Agreement

The form of restricted stock award agreement outlines terms relating to grants of restricted stock awards, including but not limited to (i) the terms of vesting and earning of the restricted stock award, generally subject to the participant’s continued service to the Company; (ii) acceleration provisions upon a change of control (as defined in the 2008 Plan), subject to certain exceptions, and (iii) forfeiture provisions upon the termination of service of the participant for any reason or upon the participant engaging in a prohibited activity (as defined in the agreement). The foregoing does not constitute a complete summary of the terms of the form of restricted stock award agreement, and is qualified entirely by reference to the full text of the agreement, which is attached hereto as Exhibit 10.115.

Summary of Forms of Stock Option Agreements

The forms of stock option agreements outline terms relating to grants of stock options to participants, including but not limited to (i) the number of shares of common stock subject to the option and the purchase price for the option; (ii) the terms of vesting and exercisability of the option, generally subject to the participant’s continued employment with or service to the Company; (iii) acceleration provisions upon a change of control (as defined in the 2008 Plan), subject to certain exceptions; and (iv) forfeiture provisions upon the termination of employment or service of the participant or upon the participant engaging in a prohibited activity (as defined in the agreement). The foregoing does not constitute a complete summary of the terms of the forms of stock option agreements, and is qualified entirely by reference to the full text of the agreements, which are attached hereto as Exhibits 10.116 – 10.119.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.114	Charles & Colvard, Ltd. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 99 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 29, 2008 (File No. 333-151255)).

10.115	Form of Restricted Stock Award Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.116	Form of Employee Incentive Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.117	Form of Independent Contractor Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.118	Form of Employee Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.119	Form of Director Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: June 2, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.114	Charles & Colvard, Ltd. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 99 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 29, 2008 (File No. 333-151255)).

10.115	Form of Restricted Stock Award Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.116	Form of Employee Incentive Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.117	Form of Independent Contractor Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.118	Form of Employee Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.

10.119	Form of Director Nonqualified Stock Option Agreement pursuant to the Charles & Colvard, Ltd. 2008 Stock Incentive Plan.